            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor -- Social Security numbers have nine digits separated by two hyphens i.e. 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

-----------------------------------------------------------     -----------------------------------------------------------
For this type of account:         Give the                      For this type of account:         Give the EMPLOYER
                                  SOCIAL SECURITY                                                 IDENTIFICATION
                                  number of --                                                    number of --
-----------------------------------------------------------     -----------------------------------------------------------
1.  An individual's               The individual
    account                                                      6.  A valid trust, estate,       The legal entity (Do
                                                                     or pension trust             not furnish the
2.  Two or more                   The actual owner of                                             identifying number
    individuals (joint            the account or, if                                              of the personal
    account)                      combined funds, the                                             representative or
                                  first individual on                                             trustee unless the
                                  the account/1/                                                  legal entity itself is
                                                                                                  not designated in the
3.  Custodian account of          The minor/2/                                                    account title)/4/
    a minor (Uniform
    Gift to Minors Act)                                          7.  Corporate account            The corporation

4a. The usual revocable           The grantor-trustee/1/         8.  Association, club,           The organization
    savings trust account                                            religious, charitable,
    (grantor is also                                                 educational or other
    trustee)                                                         tax-exempt organization

 b. So-called trust               The actual owner/1/            9.  Partnership account          The partnership
    account that is not a
    legal or valid trust                                        10.  A broker or                  The broker or
    under State Law                                                  registered nominee           nominee

5.  Sole proprietorship           The owner/3/                  11.  Account with the             The public entity
    account                                                          Department of
                                                                     Agriculture in the
                                                                     name of a public
                                                                     entity (such as a
                                                                     State or local
                                                                     government, school
                                                                     district or prison)
                                                                     that receives
                                                                     agricultural program
                                                                     payments
-----------------------------------------------------------     -----------------------------------------------------------

/1/ List first and circle the name of the person whose number you furnish.

/2/ Circle the minor's name and furnish the minor's social security number.

/3/ Show the name of the owner.

/4/ List first and circle the name of the valid trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
             (Section references are to the Internal Revenue Code)


Name
        If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

Obtaining a Number
        If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS").

Payees and Payments Exempt from Backup Withholding
        The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13), and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under Sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.

   (1)  A corporation.

   (2) An organization exempt from tax under Section 501(a), or an individual retirement plan ("IRA"), or a custodial account under Section 403(b)(7).

   (3)  The United States or any agencies or instrumentalities.

   (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

   (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

   (6) An international organization or any of its agencies or instrumentalities.

   (7)  A foreign central bank of issue.

   (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

   (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

   (10) A real estate investment trust.

   (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

   (12) A common trust fund operated by a bank under Section 584(a).

   (13) A financial institution.

   (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

   (15) A trust exempt from tax under Section 664 or described in Section 4947.

   Payments of dividends generally not subject to backup withholding also include the following:

   .    Payments to nonresident aliens subject to withholding under Section
        1441.

   . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

   .    Payment made by certain foreign organizations.

   . Payments of interest generally not subject to backup withholding include the following.

   .    Payments of interest on obligations issued by individuals.

        Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.

   . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

   .    Payments described in Section 6049(b)(5) to nonresident aliens.

   .    Payments on tax-free covenant bonds under Section 1451.

   .    Payments made by certain foreign organizations.

   .    Mortgage interest paid by you.

        Payments that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

        Privacy Act Notice. - Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are qualified to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

 Penalties
(1) Failure to Furnish TIN. - If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. - If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                          FOR ADDITIONAL INFORMATION
                    CONTACT YOUR TAX CONSULTANT OR THE IRS